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                               CIGNA CORPORATION
                         Executive Stock Incentive Plan
             (Amended and Restated Effective as of March 23, 1988)

                                   ARTICLE 1

                              STATEMENT OF PURPOSE

     The CIGNA Corporation Executive Stock Incentive Plan (the "Plan") is intended to reward and provide incentives for key employees of CIGNA Corporation and its Subsidiaries by providing them with an opportunity to acquire an equity interest in CIGNA Corporation, thereby increasing their personal interest in its continued success and progress. It also is intended to aid the Company in attracting key personnel of exceptional ability,

                                   ARTICLE 2

                                  DEFINITIONS

     2.1 Defined Terms. For all purposes of this Plan, except as otherwise expressly provided or defined herein, or unless the context otherwise requires, the terms defined in this Article shall have the meanings assigned to them as follows:

     "Board of Directors" means either the board of directors of CIGNA Corporation or any duty authorized committee of that board.

     "Change of Control" means:

     (i) a corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having voting power which is either (i) more than 50% of the voting power of the shares which voted in the election of directors of CIGNA Corporation at the shareholders' meeting immediately preceding such determination, or (ii) more than 25% of the voting power of CIGNA Corporation's outstanding common shares; or

     (ii) as a result of a merger or consolidation to which
          CIGNA Corporation is a party, either (i) CIGNA Corporation is not the surviving corporation or (ii) Directors of CIGNA Corporation immediately prior to the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; or
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    (iii) a change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (i) were directors at the beginning of such consecutive
          24-month period; or (ii) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

     "Committee" means the People Resources Committee of the Board of Directors of any successor committee with responsibility for compensation.

     "Common Stock" means the common stock, par value $1 per share, of CIGNA Corporation.

     "Company" means CIGNA Corporation, a Delaware corporation, and/or its Subsidiaries.

     "Deferred Compensation Account" means a separate account established pursuant to a Deferred Compensation Plan.

     "Deferred Compensation Plan" means and refers to a deferred compensation plan of the Company which has been designated by the Committee as a "Deferred Compensation Plan" for purposes of this Plan.

     "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code.

     "Early Retirement" means Termination of Employment, after appropriate notice to the Company, (i) on or after age 55 and before age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or
(ii) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board of Directors or the Committee.

     "Eligible Employee" means a salaried officer or other key employee of the Company who (i) occupies a position with the Company that has been designated by the Committee as an eligible position for participation in this Plan or (ii) has been specifically authorized or designated by the Committee to participate in this Plan.

     "Fair Market Value" means the mean between the highest and lowest quoted selling prices as reported on the Composite Tape
(or other successor means of publishing stock prices) on the

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date as of which any determination of such value is or is
required to be made or if the Composite Tape, or such successor publication, is not published on such date, the next preceding date on which it was published. In the absence of such sales, Fair Market Value shall be determined by the Committee, which shall take into account all relevant facts and circumstances.

     "Incentive Stock Option" means a stock option granted in accordance with Section 422A of the Internal Revenue Code.

     "Participant" means an Eligible Employee to whom any one or more of the awards authorized in this Plan shall have been granted.

     "Qualifying Incentive Plan" means any bonus plan or other incentive compensation plan of the Company pursuant to which awards payable in cash are or are authorized to be made to employees of the Company.

     "Restatement Date" means the date this Plan was amended and restated -- March 23, 1988.

     "Retirement" means Termination of Employment, after appropriate notice to the Company, (i) on or after age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or (ii) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board of Directors or the Committee.

     "Subsidiary" means any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by CIGNA Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by CIGNA Corporation.

     "Termination for Cause" means a Termination of Employment by the Company on account of the conviction by the Participant of a felony involving fraud or dishonesty directed against the Company.

     "Termination of Employment" means the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or the occurrence of a transaction by which the Participant's employing Company ceases to be a Subsidiary.

     "Termination Upon a Change of Control" means a Termination of Employment upon or within two years after a Change of Control
(i) initiated by the Company, or a successor corporation other

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than pursuant to Termination for Cause or (ii) initiated by the
Participant and pursuant to the Participant's certification that the Change of Control has rendered him unable to perform the duties and responsibilities of the position he held immediately prior to the Change of Control by adverse changes in his authority, compensation, office location, duties, responsibilities, or title.

     2.2 General. Certain terms are defined in other Articles of this Plan. The terms defined in this Article and elsewhere in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.

                                   ARTICLE 3

                       AUTHORIZED STOCK INCENTIVE AWARDS

     3.1 Authorized Awards. The awards authorized are as follows:

          (a)  stock options,

          (b)  stock appreciation rights,

          (c)  restricted stock grants, and

          (d) Common Stock in lieu of cash payable under a Qualifying Incentive Plan.

     3.2 General Powers of the Committee. Subject to the provisions of this Plan, the Committee is authorized and empowered in its sole discretion to select Participants and to grant to them any one or more of the awards authorized above in such amounts and combinations and upon such terms and conditions as it shall determine.

     3.3 Stock Options. The Committee shall have the authority to grant Eligible Employees options to purchase Common Stock upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application:

          (a) The option price per share shall not be less than the Fair Market Value at the date of grant. The option price may be paid in cash or, if the Committee so provides, in Common Stock (including Common Stock subject to a Restricted Period pursuant to Section 3.5(a)). Common Stock used to pay the option price shall be valued using the Fair Market Value on the date of exercise. To the extent the

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     option price is paid in shares of restricted stock, an equal number of the shares of Common Stock purchased upon exercise of the option shall be subject to identical restrictions which shall continue in effect for the remaining part of the Restricted Period applicable to the restricted stock used to pay the option price.

          (b) No option shall be for a term of more than 10 years from the date of grant.

          (c) No option may be exercised during a leave of absence except to the extent exercisable immediately prior to commencement of the leave of absence unless otherwise expressly provided by the Committee.

          (d) In the event of Termination of Employment (including termination during an approved leave of absence) of a Participant holding an outstanding option (including options outstanding on April 22, 1987) for any reason other than death, Disability, Early Retirement, or Retirement, the term of the option shall expire on the earlier of 3 months from the date of Termination of Employment or the expiration date set forth in the option.

          (e) In the event of Termination of Employment due to death, Disability, Early Retirement, or Retirement (including death, Disability, Early Retirement, or Retirement during an approved leave of absence) of a Participant holding an outstanding option (including options outstanding on April 22, 1987), the option shall be fully exercisable until the earlier of 3 years from the date of Termination of Employment due to death, Disability, Early Retirement, or Retirement, or the expiration date set forth in the option.

     3.4 Stock Appreciation Rights. The Committee shall have the authority to grant stock appreciation rights to Eligible Employees who are granted options under this Plan upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application:

          (a) Each right shall relate to a specific option granted under this Plan and shall be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee.

          (b) The right shall entitle an optionee to receive a number of shares of Common Stock, without payment to the Company, determined by dividing -

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               (1) the total number of shares which the optionee
          is eligible to purchase as of the exercise date under the related option multiplied by the amount by which the Fair Market Value of a share of Common Stock on the exercise date of the right exceeds the Fair Market Value of a share of Common Stock on the date, as determined by the Committee, that the right or related option was granted to the optionee; by

               (2) the Fair Market Value of a share of Common
          Stock on the exercise date.

          (c) In lieu of issuing shares on an exercise of a right, the Committee may elect to pay the cash equivalent of the Fair Market Value on the date of exercise of any or all the shares which would otherwise be issuable pursuant to such exercise.

          (d) Shares under an option to which a right is related shall be used not more than once to calculate a number of shares of cash to be received pursuant to an exercise of such right.

          (e) The number of shares which may be purchased pursuant to an exercise of the related option will be reduced to the extent such shares are used in calculating the number of shares or cash to be received pursuant to an exercise of a related right;

          (f) In the event of Termination of Employment of a Participant holding an outstanding right, the right shall be exercisable only to the extent and upon the conditions that its related option is exercisable.

     3.5 Restricted Stock Grants. The Committee shall have the authority to award Common Stock to Eligible Employees by grant
(a "Grant") upon such terms and conditions as it shall establish, subject in all events to the following limitations, restrictions and provisions of general application:

          (a) Except as expressly provided below, the Common Stock awarded by a Grant shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the period or periods established by the Committee (each such period, a "Restricted Period"). Common Stock subject to a Restricted Period may be used to exercise options pursuant to Section 3.3(a). The Committee may establish different Restricted Periods applicable to such number of the shares of Common Stock evidenced by a single Grant as it deems appropriate. At the time of Grant no Restricted Period shall be less than 1 year or more than 10 years from the date of the Grant.

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          (b) The Common Stock awarded by a Grant shall be
     issued as of the date of the Grant. During the Restricted Period, the Participant shall be entitled to vote the shares. Shares issued as a consequence of stock dividends, splits or reclassifications shall be issued subject to the same limitations, restrictions and provisions applicable to the Common Stock with respect to which they are to be issued.

          (c) In the event of Termination of Employment of a Participant during a Restricted Period, except Termination Upon a Change of Control or termination by reason of death, Disability, or Retirement, ownership of the Common Stock subject to any Restricted Period at the date of Termination of Employment and all rights therein shall be forfeited to the Company, unless otherwise expressly provided by the Committee.

          (d) In the event of Termination Upon a Change of Control or Termination of Employment by reason of death, Disability or Retirement of a Participant during a Restricted Period, the Restricted Period applicable to any outstanding Grant at the date of Termination of Employment shall lapse immediately.

          (e) The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Committee, provided, however, that no Restricted Period shall lapse during an approved leave of absence unless expressly provided by the Committee.

     3.6 Common Stock in Lieu of Cash. The Committee shall have the authority to award an Eligible Employee Common Stock (a "Stock Payment") in lieu of all or a portion (determined by the Committee) of an award otherwise payable in cash pursuant to a Qualifying Incentive Plan. The number of shares of Common Stock comprising the Stock Payment shall have an aggregate Fair Market Value, determined as of the date payment of the award pursuant to the Qualifying Incentive Plan is made or, but for deferral pursuant to paragraph (b) below, would have been made (the "Payment Date"), equal to the amount of cash in lieu of which the Stock Payment is made. All Stock Payments shall be subject to the following limitations and provisions of general application:

          (a) Stock Payments shall not be made to any Participant whose employment terminates for any reason before the Payment Date or to the heirs of an Eligible Employee who dies before the Payment Date. In any such event, the entire award, in lieu of a portion of which a Stock Payment was to be made, shall be paid to such Participant or his personal representative, as the case may be, in cash.

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          (b) The right to receive all or a portion of Stock
     Payments may be deferred by a Participant under a Deferred Compensation Plan, subject to the following provisions: (i) the aggregate Fair Market Value of the Stock Payment so deferred shall be hypothetically invested (within the meaning of the Deferred Compensation Plan) in the number of shares of Common Stock (as adjusted to reflect stock dividends, splits and reclassifications) comprising the Stock Payment, (ii) an amount equal to cash dividends which otherwise would have been paid on the Stock Payment if it were not so hypothetically invested, also will be deemed to have been paid and hypothetically invested pursuant to the Deferred Compensation Plan, and (iii) a certificate evidencing the number of shares of Common Stock (as so adjusted) comprising the Stock Payment shall not be issued or delivered to the Participant until payment of his Deferred Compensation Account is made pursuant to the Deferred Compensation Plan.

                                   ARTICLE 4

                        SHARES AUTHORIZED UNDER THE PLAN

     4.1  Maximum Number Authorized. The number of shares of
Common Stock authorized to be issued pursuant to stock options, rights, Grants or Stock Payments awarded under this Plan is 2,500,000.

     4.2 Maximum Number Per Participant. No more than 10% of the maximum number of shares of Common Stock authorized pursuant to this Plan shall be acquired by any one Participant by way of option (including Common Stock subject to option), right, Grant or Stock Payment under this Plan.

     4.3  Unexercised Options and Grant Forfeitures. All Common
Stock (i) under options granted under this Plan which expire, or
(ii) which is forfeited pursuant to Section 3.5, shall be available for further awards upon such expiration and forfeiture.

     4.4  No Fractional Shares. No fractional shares of Common
Stock shall be issued pursuant to this Plan.

     4.5 Source of Shares. Common Stock may be issued from authorized but unissued shares or out of shares held in CIGNA
Corporation's treasury, or both.

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                                   ARTICLE 5

                            ANTIDILUTION PROVISIONS

     Except as otherwise expressly provided herein, the following provisions shall apply to all Common Stock authorized for issuance, and options, granted or awarded under this Plan:

     5.1 Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under this Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised stock options (but without adjustment to the aggregate option price) and in the number of shares of Common Stock then subject to Restricted Periods under a Grant.

     5.2 Merger, Exchange or Reorganization. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number of kind of shares or other securities of CIGNA Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Common Stock for which options, rights, Grants and Stock Payments may be or may have been awarded under this Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a Change of Control of CIGNA Corporation, the Committee, with the approval of a majority of the members of the Board of Directors who are not then Participants, may modify any and all outstanding options, rights, Grants and Stock Payments (except those deferred pursuant to Section 3.6(b)), so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to exercise any such option or right or the unqualified ownership of Common Stock subject to a Grant.

                                   ARTICLE 6

                             ADMINISTRATION OF PLAN

     6.1 General Administration. The Plan is to be administered by the Committee, subject to such requirements for review and approval by the Board of Directors as the Board of Directors may establish.

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     6.2  Administrative Rules. The Committee shall have the
power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret and rule on any questions respecting any provision of this Plan.

     6.3  Committee Members Not Eligible. No member of the
Committee shall be eligible to participate in this Plan.

     6.4 Decisions Binding. Decisions of the Committee concerning this Plan shall be binding on CIGNA Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Employees and Participants.

                                   ARTICLE 7

                                   AMENDMENTS

     All amendments to this Plan shall be in writing and shall be effective when approved by the Board of Directors, provided, however, that no amendment increasing the number of shares of Common Stock authorized or available under this Plan, providing for the grant of stock options at an option price of less than Fair Market Value, or continuing this Plan in effect beyond the time established in Section 8.2 shall be effective without the prior approval of the shareholders of CIGNA Corporation. The Board of Directors may make any changes required to conform this Plan and option agreements with applicable provisions of the Internal Revenue Code or regulations thereunder pertaining to Incentive Stock Options. Unless otherwise expressly provided by an amendment or the Board of Directors, no amendment to this Plan shall apply to grants of options, rights or Restricted
Stock made before the effective date of the amendment.

                                   ARTICLE 8

                                OTHER PROVISIONS

     8.1  Effective Date. This Plan is effective on April 1,
1982 (the "Effective Date").

     8.2 Duration of the Plan. The Plan shall remain in effect until all options and rights granted under this Plan have been satisfied by the issuance of Common Stock, or terminated under the terms of this Plan, provided that options, rights, Grants and Stock Payments under this Plan must be awarded within 10 years from the Effective Date.

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     8.3  Early Termination. Notwithstanding the provisions of
Section 8.2, the Board of Directors may terminate this Plan at any time; but no such action by the Board of Directors shall adversely affect the rights of Participants under this Plan.

     8.4 General Restriction. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board of Directors.

     8.5 Awards Not Assignable. No right to receive Common Stock pursuant to this Plan shall be assignable or transferable by a Participant except (unless otherwise expressly provided herein) by will or by the laws of descent and distribution.

     8.6 Withholding Taxes. Whenever Common Stock is to be issued or delivered in satisfaction of options or other awards granted hereunder, the Company shall have the right to require the Participant to remit an amount sufficient to satisfy federal, state and local withholding taxes prior to delivery of any certificate for such shares. The Committee may require, or permit, the Participant to remit such amount in whole or in part in Common Stock. If the Committee permits a Participant to elect to remit such amount in Common Stock, any such election shall be irrevocable, be made on or prior to the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish such additional conditions as it deems appropriate. If the Participant remits such amount in Common Stock, the number of shares of Common Stock delivered to or on behalf of a Participant shall be reduced by the number of shares so remitted. Common Stock so remitted shall be valued using the Fair Market Value of Common Stock as of the date the withholding obligation arises.

     8.7 Safekeeping of Certificates. The certificate evidencing Common Stock awarded by a restricted stock grant or purchased upon exercise of an option shall be retained for safekeeping by CIGNA Corporation, or by a custodian appointed by CIGNA Corporation, except the Committee may in its discretion cause the certificate to be delivered to the Participant after a restricted stock grant or a purchase upon exercise of an option. CIGNA Corporation will deliver any such retained certificates that are not subject to a Restricted Period to the Participant within a reasonable period after a Participant requests delivery of such certificates.

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